Exhibit 10.1
NEWFIELD EXPLORATION COMPANY
2017 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
This Restricted Stock Agreement (this “Agreement”) is made this [__] day of [_____], 2018 (the “Grant Date”), by and between Newfield Exploration Company (the “Company”) and [_____] (“Director”).
1.    GRANT.

(a)
Shares. Pursuant to the Company’s 2017 Omnibus Incentive Plan, as the same may be amended and/or restated from time to time (the “2017 Plan”), and this Agreement, [____] shares of Stock (the “Restricted Stock”) are granted to Director as of the Grant Date as hereinafter provided in Director’s name subject to certain restrictions described herein.

(b)	Issuance of Restricted Stock. The shares of Restricted Stock will be issued upon acceptance hereof by Director.

(c)
Plan Documents Incorporated. Director acknowledges receipt of a copy of the 2017 Plan, and agrees that this grant of Restricted Stock shall be subject to all of the terms and provisions thereof. Unless otherwise specified, capitalized terms used but not defined herein will have the meanings set forth in the 2017 Plan.

2.	RESTRICTED STOCK. Director hereby accepts the Restricted Stock and agrees with respect thereto as follows:

(a)
Forfeiture Restrictions. Except as may be otherwise provided in Section 6(d) of the 2017 Plan, (i) the Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred or disposed of to the extent then subject to the Forfeiture Restrictions; and (ii) in the event of termination of Director’s service for any reason other than (A) due to death or Disability, or (B) following Director’s completion of the current term of office, where (x) with the approval of the Nominating and Corporate Governance Committee of the Board, Director chooses to not stand for re-election at the next annual meeting of the stockholders, (y) the Nominating and Corporate Governance Committee of the Board does not nominate Director to stand for re-election at the next annual meeting of the stockholders, or (z) Director is not re-elected at the next annual meeting of stockholders, then, Director shall, for no consideration, forfeit to the Company all Restricted Stock to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender shares to the Company upon termination of Director’s service are herein referred to as “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Stock. For purposes of this Agreement, “Disability” means Director is unable to engage in the essential functions of Director’s role with the Company (after accounting for reasonable accommodation, if applicable) by reason of any physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, which determination may be made by a physician selected or approved by the Committee and, in this respect, Director shall submit to an examination by such physician upon request by the Committee.

(b)
Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Stock on the one year anniversary of the Grant Date, provided that the lapse conditions described below have been satisfied (the “Lapse Date”). The Forfeiture Restrictions shall lapse as provided above and the shares of Restricted Stock shall become vested only if Director has remained a director of the Company continuously from the Grant Date through the Lapse Date; provided, however, that if, prior to the Lapse Date, (i) Director terminates service as a director (A) by reason of death or Disability, or (B) following Director’s completion of the current term of office, where (x) with the approval of the Nominating and Corporate Governance Committee of the Board, Director chooses to not stand for re-election at the next annual meeting of the stockholders, (y) the Nominating and Corporate Governance Committee of the Board does not nominate Director to stand for re-election at the next annual meeting of the stockholders, or (z) Director is not re-elected at the next annual meeting of stockholders, or (ii) a Change in Control occurs, then, in each case, the Forfeiture Restrictions on all Restricted Stock issued to Director shall immediately lapse as of the date of his or her termination of service as a director or as of the date of the Change in Control, as applicable. To the extent that the lapse conditions are not satisfied, Director shall automatically for no consideration forfeit and surrender to the Company all of the Restricted Stock that are then subject to Forfeiture Restrictions.

(c)
Rights as a Stockholder. Shares of Restricted Stock may be evidenced by the issuance of a stock certificate (electronic or physical), pursuant to which Director shall have voting rights and the right to receive dividends, and which shall be registered in the name of Director and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock. The Company shall retain custody of any stock certificate until the Forfeiture Restrictions lapse. The Company may require Director to execute and deliver a stock power, in blank, with respect to the Restricted Stock, and the Company may exercise such stock power in the event of forfeiture. Promptly upon the lapse of the Forfeiture

Restrictions without forfeiture, the Company shall replace any such stock certificate with a new certificate or certificates to be issued without legend in the name of Director and delivered to Director. Notwithstanding anything in this Section 2(c) to the contrary, dividends with respect to the Restricted Stock shall be subject to Forfeiture Restrictions to the same extent as the Restricted Stock and shall be paid to Director, to the extent not forfeited, within 30 days following the Lapse Date (or such earlier date that the shares of Restricted Stock vest in accordance Section 2(b) hereof).

3.
SECURITIES LAWS. Director agrees to be bound by such provisions as the Company may require to the end that the issuance by the Company or the sale by Director of any Stock that is the subject of this Agreement shall be in compliance with the applicable securities laws.

4.
COMMUNITY INTEREST OF SPOUSE. The community interest, if any, of any spouse of Director in any of the Restricted Stock shall be subject to all the terms, conditions and restrictions of this Agreement, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Director’s interest in such Restricted Stock to be so forfeited and surrendered pursuant to this Agreement.

5.
TAX MATTERS. To the extent the issuance of the Restricted Stock or the lapse of Forfeiture Restrictions results in the receipt of compensation by Director, the Company is authorized to withhold from any cash compensation then or thereafter payable to Director any tax payable or required to be withheld by reason of the receipt of compensation resulting from the issuance of shares or the lapse of Forfeiture Restrictions. Alternatively, Director may authorize the Company to retain or withhold sufficient shares of Restricted Stock otherwise receivable by Director from the Company with respect to Restricted Stock or may deliver to the Company sufficient shares of Stock to enable the Company to satisfy any such withholding or other tax obligation. If Director makes the election authorized by section 83(b) of the Code, Director shall submit to the Company a copy of the statement filed by Director to make such election.

6.	BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunder duly authorized, and Director has executed this Agreement, all as of the date first above written.

NEWFIELD EXPLORATION COMPANY

By: _________________________________________
Name:
Title:

_____________________________________________
[Name]
Director

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